CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Baby Fox International, Inc.
Shanghai Minhang, district,
89 Xinbang Road, Suite 305-B5, PRC
Shanghai, China

Gentlemen:

We consent to the incorporation in this amended Registration Statement on Form S-1 of our report dated October 29, 2009, relating to the consolidated financial statements of Baby Fox International, Inc. for the year ended June 30, 2009.

/s/ Paritz & Company, P.A.

Hackensack, New Jersey
December 22, 2009